Exhibit 99.1

Centessa Pharmaceuticals Reports Financial Results and Business Highlights
for the First Quarter of 2025

Advancing a broad, potential best-in-class orexin receptor 2 (OX2R) agonist franchise, with key data readouts expected this year
•ORX750 Phase 2a CRYSTAL-1 study for the treatment of narcolepsy type 1 (NT1), narcolepsy type 2 (NT2) and idiopathic hypersomnia (IH) on track with data expected across all three indications this year with first-in-class potential in NT2 and IH
•ORX142 on track to initiate first-in-human studies for the treatment of neurological and neurodegenerative disorders with clinical data in acutely sleep-deprived healthy volunteers planned for this year
•ORX489 advancing in IND-enabling studies for the treatment of neuropsychiatric disorders

BOSTON and LONDON, May 14, 2025 -- Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company, today reported financial results and business highlights for the first quarter ended March 31, 2025.
“This was a productive quarter for Centessa, marked by steady progress across our OX2R agonist pipeline,” said Saurabh Saha MD PhD, Chief Executive Officer of Centessa. “The orexin pathway represents a promising new frontier in neuroscience, with the potential to address not only sleep-wake disorders, but also excessive daytime sleepiness in a broad spectrum of neurological, neurodegenerative and neuropsychiatric disorders, as well as impaired attention, cognitive deficits and fatigue.”
Dr. Saha continued, “We are excited to be at the forefront of developing OX2R agonists starting with ORX750, our most advanced OX2R agonist for the treatment of NT1, NT2 and IH. ORX750 is progressing in the Phase 2a CRYSTAL-1 study and is on track with patient data expected across all three indications this year. Given the unmet patient need for new treatment options, the team is intensely focused on execution to carry this momentum forward into registrational studies, as quickly as possible.”
“In parallel, we continue to advance our pipeline of potential first-in-class follow-up OX2R agonists for the treatment of neurological, neurodegenerative and neuropsychiatric disorders. More specifically, we are on track to initiate first-in-human studies of ORX142 with clinical data in acutely sleep-deprived healthy volunteers planned for this year. With multiple data readouts expected across our OX2R agonist pipeline, we believe this will be another transformative year for Centessa and for the OX2R agonist class overall,” said Dr. Saha.

Recent Highlights
•In April 2025, additional data from the Phase 1 study of ORX750 were presented in a poster session at the American Academy of Neurology (AAN) Annual Meeting. In addition to showing previously disclosed Phase 1 data, the poster featured the time-course curves of the Maintenance of Wakefulness Test (MWT) and Karolinska Sleepiness Scale (KSS) results from the 5.0 mg dose cohort. These data showed that at the 5.0 mg dose sustained effects were observed throughout the 8-hour post dose observation period in both mean sleep latency on the MWT (>30 minutes) and in KSS scores, compared to placebo. The Company believes that the totality of the Phase 1 data continues to support ORX750’s profile as a potential best-in-class OX2R agonist for the treatment of NT1, NT2 and IH, with first-in-class potential in NT2 and IH.

OX2R Agonist Pipeline and Anticipated Upcoming Milestones
•ORX750: The Phase 2a CRYSTAL-1 study is ongoing in participants with NT1, NT2 and IH, with data from all three indications planned in 2025.
•ORX142: Subject to IND clearance, the Company plans to initiate first-in-human studies with the goal of sharing clinical data in acutely sleep-deprived healthy volunteers in 2025.
•ORX489: Currently in IND-enabling studies.

First Quarter 2025 Financial Results
•Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $424.9 million as of March 31, 2025. The Company expects its cash, cash equivalents and investments as of March 31, 2025 will fund operations into mid-2027.
•Research & Development (R&D) Expenses: R&D expenses were $33.4 million for the first quarter ended March 31, 2025, compared to $22.7 million for the first quarter ended March 31, 2024.
•General & Administrative (G&A) Expenses: G&A expenses were $12.3 million for the first quarter ended March 31, 2025, compared to $13.4 million for the first quarter ended March 31, 2024.
•Net Loss Attributable to Ordinary Shareholders (Net loss): Net loss was $26.1 million for the first quarter ended March 31, 2025, compared to $38.0 million for the first quarter ended March 31, 2024.

About Phase 2a CRYSTAL-1 Clinical Study of ORX750
The Phase 2a CRYSTAL-1 study is a randomized, double-blind, placebo-controlled, cross-over basket study to evaluate the safety, tolerability and pharmacokinetics (PK) of ORX750 in participants with NT1, NT2 and IH. Efficacy assessments will evaluate the effect of ORX750 on excessive daytime sleepiness (using the MWT and Epworth Sleepiness Scale (ESS)), cataplexy (NT1 only) and overall symptom improvement (measured by Narcolepsy Severity Scale (NSS) and Idiopathic Hypersomnia Severity Scale (IHSS)). Other exploratory assessments include measures of sleep, cognition, attention, memory and general health. For more information, visit https://clinicaltrials.gov/study/NCT06752668.

About Centessa Pharmaceuticals
Centessa Pharmaceuticals, plc is a clinical-stage pharmaceutical company with a mission to discover, develop and ultimately deliver medicines that are transformational for patients. We are pioneering a new class of potential therapies within our orexin receptor 2 (OX2R) agonist program for the treatment of excessive daytime sleepiness (EDS), impaired attention, cognitive deficits and fatigue across neurological, neurodegenerative and neuropsychiatric disorders. We also have an early-stage immuno-oncology program focused on our novel LockBody® technology platform. For more information, visit www.centessa.com, which does not form part of this release.

Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to discover and develop transformational medicines for patients; its expectations for executing on the Company's pipeline; its expectations on its anticipated cash runway; the timing of commencement of new studies or clinical trials or clinical and preclinical data related to ORX750, ORX142, ORX489 and other OX2R agonist molecules, and the LockBody technology platform; its ability to identify, screen, recruit and maintain a sufficient number of or any subjects in its existing and anticipated studies or clinical trials of ORX750, ORX142, ORX489 and other OX2R agonist molecules, and any LockBody candidates; its expectations on executing its research and clinical development plans and the timing thereof; its expectations as to the potential results and impact of each of its clinical programs and trials; the Company’s ability to differentiate ORX750, ORX142, ORX489 and other OX2R agonist molecules, any LockBody candidates from other treatment options; the development, design and therapeutic potential of ORX750, ORX142, ORX489 and other OX2R agonist molecules, and the LockBody technology platform; and regulatory matters, including the timing and likelihood of success of obtaining regulatory clearance, obtaining authorizations to initiate or continue clinical trials. Any forward-looking statements in this press release are based on our current expectations, estimates, assumptions and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to identify, screen and recruit a sufficient number of or any subjects in our existing and anticipated new studies or clinical trials of ORX750, ORX142, ORX489 or within anticipated timelines; our expectations relating to the clinical trials of ORX750, including the predicted timing of enrollment, the predicted efficacious doses of ORX750 and our ability to successfully conduct our clinical development of ORX750, our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oxford Finance, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; our operating costs and use of cash, including cash runway, cost of development activities and conducting clinical trials, future expenditures risks; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the historical results of preclinical studies or clinical studies will not be predictive of future results in ongoing or future studies; economic risks to the United States and United Kingdom banking systems; and geo-political risks such as the Russia-Ukraine war, the Middle East conflicts or trade wars and imposition of tariffs. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:
Kristen K. Sheppard, Esq.
SVP of Investor Relations
investors@centessa.com

Centessa Pharmaceuticals plc
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
License and other revenue	$15,000	$—
Operating expenses:
Research and development	33,443	22,652
General and administrative	12,334	13,438
Loss from operations	(30,777)	(36,090)
Interest and investment income	7,890	2,591
Interest expense	(2,877)	(2,529)
Other non-operating income (expense), net	1,026	(1,537)
Loss before income taxes	(24,738)	(37,565)
Income tax expense	1,397	481
Net loss	(26,135)	(38,046)

Other comprehensive (loss) income:
Foreign currency translation adjustment	643	(25)
Unrealized gain on available for sale marketable securities, net of reclassification adjustment and tax	(2,781)	155
Other comprehensive (loss) income	(2,138)	130

Total comprehensive loss	$(28,273)	$(37,916)

Net loss per ordinary share - basic and diluted	$(0.20)	$(0.38)
Weighted average ordinary shares outstanding - basic and diluted	133,033,541	99,887,720

Centessa Pharmaceuticals plc
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	March 31, 2025	December 31, 2024
Total assets:
Cash and cash equivalents	$105,156	$383,221
Investments in marketable securities	319,744	98,956
Other assets	102,945	94,621
Total assets	$527,845	$576,798

Total liabilities
Other liabilities	$32,346	$66,313
Long term debt	109,252	108,940
Total liabilities	141,598	175,253

Total shareholders’ equity	386,247	401,545
Total liabilities and shareholders' equity	$527,845	$576,798